UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 25, 2008
                                                         -----------------

                           Portec Rail Products, Inc.
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)

        West Virginia                 0-50543                    55-0755271
-----------------------------   ---------------------         ----------------
(State or Other Jurisdiction)   (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)

900 Old Freeport Road, Pittsburgh, Pennsylvania                    15238
-----------------------------------------------                    -----
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (412) 782-6000
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition
                  ---------------------------------------------

         On February 25, 2008, Portec Rail Products, Inc. issued a press release announcing its financial results for the quarter and year ended December 31, 2007. The press release is attached as Exhibit 99.1 to this report.

         This information, including the press release filed as Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01         Financial Statements and Exhibits
                  ---------------------------------

(a)               Financial statements of businesses acquired. Not Applicable.

(b)               Pro forma financial information. Not Applicable.

(c)               Shell company transactions. Not Applicable.

(d)               Exhibits.

                  The following Exhibit is attached as part of this report:

                  99.1          Press release of Portec Rail Products, Inc.
                                dated February 25, 2008.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      PORTEC RAIL PRODUCTS, INC.



DATE: February 26, 2008                               By:/s/ John N. Pesarsick
                                                         -----------------------
                                                         John N. Pesarsick
                                                         Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------

99.1                       Press release of Portec Rail Products, Inc. dated
                           February 25, 2008.

                                                                    Exhibit 99.1
For Immediate Release
---------------------
Monday, February 25, 2008


For further information contact
Richard J. Jarosinski
President and Chief Executive Officer
Portec Rail Products, Inc.
(412) 782-6000, ext. 4230

Press Release

Portec Rail Products, Inc. Reports 2007 Fourth Quarter and Annual Operating Results (unaudited)

PITTSBURGH, PA -- Monday, February 25, 2008 - Portec Rail Products, Inc. (NASDAQ Global Market -"PRPX") today announced unaudited net income of $1,149,000 or $0.12 per basic and diluted share for the fourth quarter ended December 31, 2007, a 33% increase over unaudited net income of $864,000 or $0.09 per basic and diluted share for the fourth quarter 2006. The Company also announced unaudited net income of $6,131,000 or $0.64 per basic and diluted share for the year ended December 31, 2007, a 33% increase over unaudited net income of $4,620,000 or $0.48 per basic and diluted share for the year ended December 31, 2006 on average basic and diluted shares outstanding of 9,601,779 for both periods. Net sales during the fourth quarter 2007 were $24.9 million, a 9% increase over sales of $22.9 million during the fourth quarter 2006. Net sales for the year ended December 31, 2007 were $109.5 million, a 10% increase over sales of $99.2 million for the year ended December 31, 2006.

Richard J. Jarosinski, President and Chief Executive Officer, said, "We are very pleased with our fourth quarter and annual results for 2007, and feel that the year was a success in many areas. The outstanding performance of Kelsan Technologies, Salient Systems and our Shipping Systems Division, in particular, contributed greatly to the significant improvement of our top and bottom line performance during 2007."

"Our friction management product group had a very good year, which was led by significant top line growth from Kelsan Technologies, but also complemented by the friction management product sales from our other divisions, with the overall results helping rail operators to improve rail and wheel life and to reduce energy consumption, among other benefits. Strong customer demand from all market segments, a good product mix of highly engineered product models, and a trend towards full service support and installation revenues were the basis for our good results in this product group. We also sustained a high level of research and development to continue to meet application demands of our customers."

"Salient Systems had a record year, driven largely by strong demand for wayside detection systems from North American and international customers. During 2007, we also made good progress in introducing the Rail Stress Monitor, a new product to manage the thermal forces in the rail, to various domestic and international customers."

"Our Shipping Systems Division had a record year due to strong demand for its core load securement products and the Vulcan Chain securement product line, which was purchased in 2006 and integrated into our Huntington, West Virginia manufacturing facility in early 2007. During the fourth quarter, we also had a significant sales contribution from the WinChockTM Uni-Level vehicle securement system, which will improve the railroads' capability to make market share inroads for the transportation of Class VIII vehicles to market."

"Our track component product group, which includes rail anchors, spikes and rail joints, continued to significantly contribute to our operating results during 2007. We faced many challenges in this product group, including the absorption of the bonded joint warranty costs within our Railway Maintenance Products Division. Despite these challenges, we invested in research and development and capital improvements in order to better position ourselves for what we see as continued long term demand for this group of products as our customers continue to invest in rail infrastructure."

Mr. Jarosinski concluded, "We are cautiously optimistic about the outlook of our industry despite some economic slow down predictions. We feel that we are well positioned for maximizing the benefits of strong capital and maintenance spending levels anticipated by our customers in 2008. Our operational, product and marketing strategies implemented during 2007 have made Portec Rail a stronger and more competitive company for the foreseeable future."

Portec Rail Products, Inc., headquartered in Pittsburgh, Pennsylvania, manufactures, supplies and distributes a broad range of railroad products, including rail joints, rail anchors and spikes, railway friction management products, railway wayside data collection and data management systems and load securement systems. The Company's largest business unit, the Railway Maintenance Products Division, operates a manufacturing and assembly plant in Huntington, West Virginia, an engineering and assembly facility in Dublin, Ohio (Salient Systems), and is also headquartered in Pittsburgh, Pennsylvania. The Company also has two Canadian subsidiaries, one of which is headquartered near Montreal with a manufacturing operation in St. Jean, Quebec and the other headquartered in Vancouver, British Columbia that is a technology and manufacturing facility (Kelsan Technologies). In addition, the Company sells load securement systems to the railroad freight car market through its Shipping Systems Division located near Chicago, Illinois. The Company manufactures railway products and material handling equipment in the United Kingdom with operations in Leicester, England and Sheffield, England. Portec Rail Products, Inc.'s web site address is www.portecrail.com.

The foregoing information contains forward-looking statements. The Company cautions that such statements are subject to a number of uncertainties. The Company identifies below important factors that could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. In particular, the Company's future results could be affected by a variety of factors, such as customer demand for our products; competitive dynamics in the North American and worldwide railroad and railway supply industries; capital expenditures by the railway industry in North America and worldwide; the development and retention of sales representation and distribution agreements with third parties; fluctuations in the cost and availability of raw materials and supplies; currency rate fluctuations; and exposure to pension liabilities. Additional cautions regarding forward-looking statements are provided in the Company's Form 10-K for the year ended December 31, 2006 and Form 10-Q for the period ended September 30, 2007 under the heading "Cautionary Statement Relevant to Forward-looking Statements." Unaudited information at and for the year ended December 31, 2007 is subject to adjustment as a result of the year-end audit. The Company does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

         Portec Rail Products, Inc.
         Consolidated Statements of Income
         (In thousands, except share and per share data)


                                                             Three Months Ended            Twelve Months Ended
                                                                December 31,                  December 31,
                                                       --------------------------------------------------------------
                                                            2007           2006            2007           2006
                                                       --------------------------------------------------------------
                                                                (Unaudited)            (Unaudited)      (Audited)

    Net sales                                            $   24,931     $   22,856     $  109,503      $   99,225
    Cost of sales                                            16,767         15,445         74,995          68,848
                                                       --------------------------------------------------------------
    Gross profit                                              8,164          7,411         34,508          30,377

    Selling, general and administrative                       5,906          5,891         22,781          22,117
    Amortization expense                                        317            290          1,241             926
                                                       --------------------------------------------------------------
    Operating income                                          1,941          1,230         10,486           7,334

    Interest expense                                            300            313          1,247           1,105
    Other (income) expense, net                                 (43)           (33)           246             140
                                                       --------------------------------------------------------------
    Income before income taxes                                1,684            950          8,993           6,089
    Provision for income taxes                                  535             86          2,862           1,469
                                                       --------------------------------------------------------------

    Net income                                           $    1,149     $      864     $    6,131      $    4,620
                                                       ==============================================================


    Earnings per share
        Basic and diluted                                    $ 0.12         $ 0.09         $ 0.64          $ 0.48

    Average basic and diluted shares outstanding          9,601,779      9,601,779      9,601,779       9,601,779

         Consolidated Condensed Balance Sheets
         (In thousands)


                                                                   December 31,               December 31,
                                                                       2007                       2006
                                                                --------------------       -------------------
                                                                    (Unaudited)                 (Audited)
    Assets
    Current assets                                                    $45,635                    $45,793
    Property, plant and equipment, net                                 11,121                     10,403
    Goodwill and other intangibles, net                                46,601                     44,920
    Other assets                                                          869                        566
                                                                --------------------       -------------------
        Total assets                                                 $104,226                   $101,682
                                                                ====================       ===================

    Liabilities and Shareholders' Equity
    Current liabilities                                               $21,190                    $21,022
    Other liabilities and long-term debt obligations                   23,139                     27,564
    Shareholders' equity                                               59,897                     53,096
                                                                --------------------       -------------------
        Total liabilities and shareholders' equity                   $104,226                   $101,682
                                                                ====================       ===================